EXHIBIT 16.1

         LETTER FROM KPMG LLP TO THE SECURITIES AND EXCHANGE COMMISSION
                            DATED SEPTEMBER 7, 2006




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KPMG LLP                                         Telephone (250) 979-7150
CHARTERED ACCOUNTANTS                            Telefax (250) 763-0044
300 - 1674 Bertram Street                        www.kpmg.ca
Kelowna, BC V1Y 9G4 Canada



PRIVATE & CONFIDENTIAL

Securities and Exchange Commission
Washington, D.C.  20549


September 7, 2006

Ladies and Gentlemen:

We were previously principal accountants for Cirond Corporation (the "Company") and, under date of June 28, 2006, except as to note 11, which is as of July 10, 2006, we reported on the Company's consolidated balance sheets as of December 31, 2005 and 2004, and the related statements of loss, shareholders' deficiency and comprehensive loss and cash flows for the years then ended. On August 31, 2006 we notified the Company of our resignation effective immediately. We have read the Company's statements included under Item 4.01 of its Form 8-K dated September 1, 2006, and we agree with such statements.

Very truly yours,


/s/ KPMG LLP



KPMG LLP, a Canadian limited liability partnership is the Canadian Member of KPMG International, a Swiss nonoperating association.